UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2004

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527
(Address of principal executive offices)

Registrant’s telephone number, including area code (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

On September 21, 2004, Fleetwood Enterprises, Inc.’s financial services subsidiary, HomeOne Credit Corp., entered into a Warehousing Credit and Security Agreement with Residential Funding Corporation (RFC) that provides up to $25,000,000 in warehousing funding.  The facility expires on September 21, 2005, but it will automatically be extended to September 21, 2007 if RFC and HomeOne enter into a Shared Execution Manufactured Housing Loan Purchase Agreement.  In the event that RFC and HomeOne do not enter into a Shared Execution Manufactured Housing Loan Purchase Agreement, either party may terminate the facility prior to the expiration date on ninety business days notice.  Collateral for borrowings under the facility will be manufactured housing consumer loans originated by HomeOne.  RFC’s recourse following an event of default is not limited to the collateral.

The availability of financing under the facility is dependent on a number of factors, including the market value of the loans pledged to RFC as determined by RFC.  The advance rate for eligible loans is 80% of the principal amount of the loans.  Available interest rates charged by RFC presently vary from 3.0% to 3.5% over LIBOR, though these rates will automatically be reduced to a range of 2.75% to 3.25% over LIBOR if RFC and HomeOne enter into a Shared Execution Manufactured Housing Loan Purchase Agreement.  The terms of the facility require HomeOne to comply with various covenants, which include maintaining a minimum tangible net worth and minimum liquid assets, not exceeding a maximum leverage ratio and using the proceeds of warehousing advances solely to fund loans pledged under the facility.  Following a default the facility would prohibit distributions by HomeOne to Fleetwood.

Fleetwood agreed to guarantee the facility.  Fleetwood also agreed that in the event HomeOne defaults on its obligations under the facility Fleetwood will not accept payment from HomeOne of any indebtedness of HomeOne to Fleetwood until either the default is no longer continuing or RFC is irrevocably paid in full.

The facility includes events of default (and related remedies, including acceleration, increased interest rates and termination of the facility following an event of default) that are usual for facilities and transactions of this type.  If an event of default occurs Fleetwood might be required pursuant to the Guaranty to repay all outstanding borrowings under the facility and certain related costs and expenses.

As of September 23, 2004, HomeOne had no borrowings outstanding under this facility and was in compliance with all covenants.

Item 2.03.                                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01                                                 Financial Statements and Exhibits.

                                                (a)           Inapplicable.

                                                (b)           Inapplicable.

                                                (c)           Exhibits.

                10.1                           Warehousing Credit and Security Agreement (Manufactured Housing)

                10.2                           Guaranty

                10.3                           Residential Funding Corporation Intercreditor Agreement (Manufactured Housing)

Index to Exhibits

10.1                           Warehousing Credit and Security Agreement (Manufactured Housing)

10.2                           Guaranty

10.3                           Residential Funding Corporation Intercreditor Agreement (Manufactured Housing)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: September 24, 2004,

	By:	/s/ Leonard J. McGill

Leonard J. McGill

Senior Vice President, Corporate Finance; Chief Governance Officer